Exhibit 10.1
FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This First Amendment to Forbearance Agreement (this “Amendment”) is made as of this __ day of July, 2007, by and among LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE OF MARATHON REAL ESTATE CDO 2006-1 GRANTOR TRUST, successor-in-interest to Marathon Structured Finance Fund, L.P., a Delaware limited partnership (the “Lender”). SOUTH BEACH RESORTS, LLC, a Florida limited liability company (the “Borrower”), FRED PAUZAR, an individual resident of the State of Florida (“Pauzar”), and MALCOLM WRIGHT, an individual resident of the State of Florida (“Wright”, and together with Pauzar, the “Principals”, and the Principals, together with Borrower, the “Borrowing Parties”).

RECITALS

A. Lender and Borrower are parties to that certain Loan Agreement dated as of June 30, 2005 (the “Loan Agreement”), pursuant to which Lender agreed to make a loan to Borrower (the “Loan”) in the amount of up to Nine Million and NO/100 Dollars ($9,000,000.00).

B. The Loan is evidenced by that certain Promissory Note dated June 30, 2005 (the “Note”), and is secured by the lien of that certain Mortgage, Assignment of Rents and Security Agreement dated June 30, 2005 and recorded among the land records of Dade County, Florida on July 11, 2005 in Official Records Book 23557, Page 3073 (the “Mortgage”).

C. Payment of certain obligations of Borrower pursuant to the Loan Documents is guaranteed by the Principals pursuant to the terms of, inter alia, that certain Guaranty (Exceptions to Nonrecourse Liability) dated as of June 30, 2005 (the “Guaranty”). As used herein, the term “Loan Documents”) shall mean the Loan Agreement, the Note, the Mortgage, the Guaranty and any and all other documents evidencing, securing and/or governing the Loan whether now existing or hereafter executed and delivered.

D. The Loan matured by its terms on January 11, 2007 and Borrower failed to repay the Loan in accordance with the terms of and as required by the Loan Documents (the “Existing Default”).

E. Pursuant to the terms of that certain Forbearance Agreement among Lender and the Borrowing Parties dated as of February 2, 2007 (as amended and modified hereby, the “Forbearance Agreement”), Lender agreed, among other things, to forbear from exercising any right or remedy against the Borrowing Parties with respect to the Existing Default during the Initial Forbearance Period and the Extended Forbearance Period.

F. Borrower has requested that Lender continue to waive the Existing Default, and Lender has conditionally agreed to waive such Existing Default, on the terms set forth below provided, however, that in the event that any Event of Default or Other Default occurs during the Forbearance Period or prior to the payment in full of the Obligations of the Borrower to Lender, such waiver shall be null and void.

NOW, THEREFORE, in consideration of the mutual undertakings set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

1. Incorporation of Recitals; Defined Terms. Borrower and Lender agree that the Recitals above are a part of this Amendment. Unless otherwise expressly defined in this Amendment, terms defined in the Forbearance Agreement or in the Loan Agreement shall have the same meaning under this Amendment.

(a) As used herein, the term “Forbearance Period” shall mean the Initial Forbearance Period, the Extended Forbearance Period, or the Second Extended Forbearance Period, as the case may be.

2. Acknowledgements. Borrowing Parties hereby acknowledge, ratify, admit, stipulate and agree, without precondition or qualification, as follows:

(a) Each of the Recitals contained above in this Amendment is true, correct and complete in all material respects.

(b) Borrower and Principals (i) entered into the Loan Documents to which they are parties, and (ii) are entering into this Amendment of their own free will, without coercion or threat of any kind from Lender or from any other Person, fully understanding the terms hereof (including the waiver of certain material rights afforded by law), and are fully aware that they may have potentially advantageous alternatives to entering into this Amendment. Borrower and Principals acknowledge, stipulate and agree that any other alternative would present a material risk to their detriment.

(c) The Loan Documents constitute valid and binding obligations of Borrower and Principals, enforceable against each of them in accordance with their respective terms.

(d) As of July 11, 2007, the Obligations shall consist of the following:

Principal	$6,248,900.00
Interest Due	$64,441.78
Tax Escrow	$6,940.00
Insurance Escrow	$8,500.00

In addition, Borrower is obligated to pay to and reimburse Lender for all amounts incurred in connection with the Obligations and/or the Existing Default, including, without limitation, costs and expenses of Lender’s legal counsel, which amounts constitute part of the aggregate Obligations.

(e) Except as specifically provided in Section 6(b) and (c) below, Borrower’s obligation to repay the Obligations is unconditional and without defense, counterclaim, recoupment or offset. The Obligations are immediately due and payable in full.

(f) (i) There exist one or more defaults under the terms of the Loan Documents, (ii) any and all notices required to be given by Lender have in fact been given and received, (iii) all applicable grace periods have expired without cure having been effected, and (iv)Borrowing Parties hereby waive all such notice provisions and grace periods in connection with the Existing Default.

(g) Borrower has no defenses, rights of set-off or recoupment, causes of action or claims or counterclaims with respect to the Obligations and/or the liens and security interests granted to Lender pursuant to the terms of the Loan Documents, and all of such liens and security interests are enforceable by Lender.

(h) Borrowing Parties shall derive material benefit by virtue of the execution and delivery of this Agreement and the performance of the parties’ obligations hereunder.

3. Reaffirmation of Obligations. Borrowing Parties reaffirm and ratify that Borrower is indebted and obligated, directly or indirectly, to Lender in an amount equal to the Obligations set forth in Section 2(d) above. Interest shall continue to accrue on and forms a part of the Obligations pursuant to the terms of the Loan Documents as set forth herein. Borrower reaffirms and ratifies that, pursuant to the terms of the Loan Documents, it is liable to pay or reimburse applicable costs, fees and reasonable attorneys’ fees and expenses related to the Obligations incurred by Lender, all of which form a part of the Obligations. Borrower hereby promises to pay to the order of Lender the Obligations, plus any and all accrued interest thereon and accrued costs, fees and reasonable attorneys’ fees and expenses in accordance with the Loan Documents as modified by the terms hereof.

4. Bankruptcy Proceedings. All representations and warranties set forth in Section 4 of the Forbearance Agreement are true and correct on and as of the date hereof and all acknowledgements, covenants and agreements set forth in Section 4 of the Forbearance Agreement are each hereby ratified, remain in full force and effect and constitutes the valid and legally binding obligations of Borrower and/or Principals, as the case may be, enforceable in accordance therewith.

5. Release; Lender’s Liability. (a) Borrower, Principals, their successors and assigns (including, without limitation, any estate, debtor, trustee, receiver or assignee for the benefit of creditors) to the fullest extent permitted by law (collectively, the “Releasing Parties”), hereby release, remise, forever discharge and forgive Lender, its shareholders, directors, affiliates, officers, employees, servicers, agents, attorneys, representatives, predecessors, successors and assigns (collectively, the “Released Parties”), of and from any and all claims, causes, causes of action, demands, counterclaims, cross claims, damages, complaints, suits, bonds, losses, liabilities, obligations, commitments, contribution, indemnity or otherwise, at law or equity or mixed, known, unknown, suspected, unsuspected, asserted, unasserted, which the Releasing Parties or any of them, now have, had or may in the future have against the Released Parties or any of them which arose prior to the execution and delivery of this Agreement and relate to the Loan Documents and/or the Obligations.

(b) Lender shall not be liable for any claims, suits, actions, costs, damages, liabilities or expenses, or incidental, consequential, special or punitive damages (“Liabilities”) in connection with the subject matter of this Amendment other than Liabilities caused by the gross negligence or willful misconduct of Lender, and Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and the directors, officers, employees and agents of any of them, and the successors and assigns of Lender from and against any and all Liabilities arising from or in connection with any acts or omissions taken by Borrower in connection with this Amendment or the performance of Borrower’s duties under this Amendment, other than those Liabilities caused by the gross negligence or willful misconduct of Lender.

6. Forbearance Period. (a) During the Second Extended Forbearance Period (as defined below), Lender agrees to forbear from exercising any right or remedy against Borrowing Parties with respect to the Existing Default, provided (i) there shall occur no Event of Default other than the Existing Default, and (ii) Borrower shall continue to make monthly Payments of accrued interest on the Payment Date as contemplated by Section 2.2.1 of the Loan Agreement. Nothing herein shall be construed as an agreement by Lender from asserting any affirmative defense, cross-claim, counterclaim or third-party claim in any action or proceeding that is now pending or may hereafter be commenced. Lender’s agreement to forbear from exercising any rights or remedies in accordance with this paragraph shall commence as of 5:00 PM Eastern time, July 11, 2007 and continue until 5:00 PM Eastern time, October 11, 2007, unless earlier terminated as a result of the occurrence of an Additional Default (as defined in the Forbearance Agreement) (the “Second Extended Forbearance Period”). Upon and after the expiration of the Second Extended Forbearance Period, Lender shall be free to exercise any right or remedy to which Lender heretofore or hereafter shall be entitled without regard to this paragraph. Nothing contained herein shall be deemed to limit Borrower’s obligations to make all payments due under the Loan Documents other than the repayment of the principal balance, all of which obligations shall remain in full force and effect.

(b) During the Second Extended Forbearance Period, so long as no Additional Default shall occur, Borrower shall not be obligated to pay the Late Charges accruing as contemplated by Section 8 of the Note. Provided that Borrower pays the Obligations in full prior to the expiration of the Second Extended Forbearance Period, Lender shall waive such Late Charges in their entirety.

(c) During the Second Extended Forbearance Period, so long as no Additional Default shall occur, although shall accrue at the Default Rate as contemplated by Section 7.2 of the Note, Borrower shall continue to pay interest at the Interest Rate, and the difference between interest accruing at the Interest Rate and the Default Rate (the “Interest Differential”) shall be deferred. Provided that Borrower pays the Obligations in full prior to the expiration of the Second Extended Forbearance Period, Lender shall waive the Interest Differential in its entirety.

7. Costs and Expenses. Borrower shall be liable to and shall pay to Lender all of the following:

(a) Interest. Upon execution and delivery hereof, Borrower shall pay all accrued interest due under the Loan Documents to Lender including the installment due July 11, 2007.

(b) Legal Fees. Borrower shall pay all of Lender’s reasonable attorneys’ fees and expenses incurred in connection with the preparation and negotiation of this Amendment and the enforcement of Lender’s rights and remedies hereunder or under the Loan Documents, as the case may be.

(c) Lender’s Costs and Expenses. Borrower shall pay all costs and expenses incurred by or on behalf of Lender relating the Loan, Borrower’s default, and the execution and delivery of this Amendment.

(d) In addition to the foregoing, upon execution and delivery hereof, Borrower shall pay to Lender a fee in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) as consideration for Lender’s agreement to forbear from exercising its rights and remedies with respect to the Existing Default as provided hereunder.

8. Good Faith. Borrowing Parties acknowledge and warrant that Lender has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with Borrowing Parties in connection with this Amendment and generally in connection with the Loan Agreement and the Obligations, Borrowing Parties hereby waiving and releasing any claims to the contrary.

9. Value. As a consequence of Lender’s covenants, releases, waivers, settlement, and forbearance hereunder, Borrowing Parties have received reasonably equivalent value, as construed under Section 548 of the Bankruptcy Code, and fair consideration, as construed under applicable local and state laws, for their obligations as set forth in this Amendment.

10. Representations and Warranties. Borrower and each Principal represents and warrants to Lender for itself as follows:

(a) Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the state in which it was formed.

(b) Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and has taken all necessary and appropriate limited liability action to authorize the execution, delivery and performance of this Amendment.

(c) The Forbearance Agreement, as amended by this Amendment, and each of the other Loan Documents are each hereby ratified, each remain in full force and effect, and each constitutes the valid and legally binding obligation of Borrower and/or Principals, as the case may be, enforceable in accordance with its terms.

(d) All of Borrower’s and Principals’ representations and warranties contained in the Forbearance Agreement, Loan Agreement and the other Loan Documents are true and correct on and as of the date of Borrower’s and Principals’ execution of this Amendment.

(e) After giving effect to this Amendment, no Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Forbearance Agreement, the Loan Agreement or the other Loan Documents.

11. Remedies. Upon the occurrence of an Additional Default, Lender shall be entitled immediately to terminate this Amendment and the Forbearance Agreement without notice to the Borrowing Parties, whereupon Lender shall be entitled to pursue all of its rights and remedies under the Loan Documents, at law or in equity.

12. Notices. Any notice or other communication required or permitted to be given shall be given in accordance with Section 14 of the Forbearance Agreement.

13. CONSENT TO JURISDICTION. BORROWER PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE FORBEARANCE AGREEMENT OR THE LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER PARTIES, AT THE ADDRESS SET FORTH IN THE FORBEARANCE AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

14. WAIVER OF JURY TRIAL. BORROWING PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING ARISING UNDER OR RELATING TO THIS AMENDMENT, THE FORBEARANCE AGREEMENT, THE LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15. Applicable Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York applicable to contracts made and performed in New York (without regard to principles of conflict of laws that would defer to the substantive laws of another jurisdiction).

16. Severability. The invalidity, illegality or unenforceability or any provision of this Amendment shall not affect or impair the validity, legality or enforceability of the remainder of this Amendment, and to this end, the provisions of this Amendment are declared to be severable.

17. Amendment is a Loan Document; Entire Agreement. This Amendment shall constitute a Loan Document. This Amendment and the Loan Documents are complete, integrated documents, set forth all of the terms, conditions and agreements between the parties hereto and supersede any and all prior and contemporaneous terms, conditions, and agreements between the parties hereto. There are no other agreements, promises, representations or warranties made or given in connection with any of the foregoing or concerning the subject matter hereof that are not contained herein or in the Loan Documents.

18. Counterparts. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by fax. Any party who chooses to deliver its signature by fax agrees to provide a counterpart of this Amendment with its inked signature promptly to each other party.

19. Survival. Any and all representations, warranties, covenants, promises and understandings of any kind or nature whatsoever contained herein or in the Loan Documents shall survive the execution and delivery hereof until the Obligations are indefeasibly repaid in full to Lender.

20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first written above.

WITNESS: _________________________________ Name:
BORROWER:

SOUTH BEACH RESORTS, LLC,
a Florida limited liability company

By: SBR Holding Company, LLC,
a Florida limited liability company

By: American Leisure Holdings, Inc.
a Nevada corporation

By:_/s/ Malcolm Wright
Malcolm J. Wright
Chief Executive Officer

_________________________________ Name:	PRINCIPALS: /s/ Fredric Pauzar Fred Pauzar, individually
_________________________________ Name:	/s/ Malcolm Wright Malcolm Wright, individually

_________________________________ Name:	LENDER: LASALLE BANK, NATIONAL ASSOCIATION, as Trustee of Marathon Real Estate CDO 2006-1 Grantor Trust By: /s/ Jay Miller Name: Jay Miller Title: Assistant Vice President